UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021 (July 8, 2021)

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 College Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	DGLY	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2021, Digital Ally, Inc. (the “Company”) announced that the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), which had been scheduled to be held on Tuesday, June 22, 2021, had been adjourned to July 1, 2021. On July 1, 2021 the Company announced that the Annual Meeting had again been adjourned until July 8, 2021 at 11:15 a.m. EDT, and to be held at the Company’s facility at 15612 College Boulevard, Lenexa, Kansas 66219. Both adjournments were made to allow the Company adequate time to achieve a quorum for the transaction of business under the Company’s amended and restated bylaws, including voting on the proposals described in the Company’s Definitive Proxy Statement (the “Proxy Statement”) and set forth on the proxy attached thereto, which were filed with the Securities and Exchange Commission (“SEC”) on April 27, 2021 and mailed to stockholders on or about April 30, 2021.

The Company held its annual meeting of the shareholders (the “Annual Meeting”) on Thursday, July 8, 2021. There were 25,855,272 shares of common stock, par value $0.001 per share (the “Common Stock”), represented in person or by proxy at the Annual Meeting, constituting approximately 50.2% of the outstanding shares of Common Stock on April 23, 2021, the record date for the Annual Meeting (the “Record Date”), and establishing a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal One: Election of Four Directors of the Company.

Name	Votes For	Votes Withheld	Broker Non-Votes
Stanton E. Ross	8,303,079	2,575,597	14,976,396
Leroy C. Richie	8,464,254	2,407,417	14,976,396
Daniel F. Hutchins	7,409,674	3,461,997	14,976,396
Michael J. Caulfield	7,306,583	3,565,088	14,976,396

All nominees were duly elected.

The Board of Directors of the Company made appointments to its various committees after the Annual Meeting. The members of the Company’s Audit Committee are Messrs. Hutchins, Richie and Caulfield. Mr. Hutchins is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie and Caulfield. Mr. Richie is the chairman of the Compensation Committee. The members of the Nominating and Governance Committee are Messrs. Richie and Caulfield. Mr. Richie is the chairman of the Nominating and Governance Committee.

Proposal Two: Approval of an Amendment to the 2020 Digital Ally, Inc. Stock Option and Restricted Stock Plan (the “Plan”) to increase the number of shares reserved for issuance under such Plan by 1,000,000 shares to 2,500,000 shares of Common Stock.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
6,110,270	4,595,225	173,381	14,976,396

The Amendment to the Plan, which provides for an increase to 2,500,000 shares of Common Stock reserved for issuance under the Plan, was approved.

Proposal Three: Approval of an amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the number of authorized shares of capital stock that the Company may issue from 100,000,000 to 200,000,000, of which all 200,000,000 shares will be classified as Common Stock.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
14,651,093	10,936,963	267,216	-0-

The amendment to the Articles to increase the number of authorized shares of capital stock that the Company may issue from 100,000,000 to 200,000,000, of which all 200,000,000 shares shall be classified as Common Stock, received a majority of the votes cast. However, the Company’s Amended and Restated Bylaws, as amended, and Nevada Private Corporations Law require the affirmative vote of a majority of the issued and outstanding shares of Common Stock as of the Record Date to approve such amendment to the Articles. Therefore, such amendment to the Articles was not approved.

Proposal Four: Approval of an amendment to the Articles to increase the number of authorized shares of the Company’s capital stock by 10,000,000 and to classify such shares as blank check preferred stock.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
5,871,860	4,796,592	210,424	14,976,396

The amendment to the Articles to increase the number of authorized shares of capital stock by 10,000,000 and classify such shares as blank check preferred stock received a majority of the votes cast. However, the Company’s Amended and Restated Bylaws, as amended, and Nevada Private Corporations Law require the affirmative vote of a majority of the issued and outstanding shares of Common Stock as of the Record Date to approve such amendment to the Articles. Therefore, such amendment to the Articles was not approved.

Proposal Five: Ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
18,917,736	5,648,308	1,289,228	-0-

The appointment of RBSM LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: July 9, 2021	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer